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                                                                      EXHIBIT 5

                              TROUTMAN SANDERS LLP
                             Bank of America Plaza
                     600 Peachtree Street, N.E., Suite 5200
                          Atlanta, Georgia 30308-2216
                                 (404) 885-3000


                                 June 13, 2002


Matria Healthcare, Inc.
1850 Parkway Place
12th Floor
Marietta, Georgia 30067

Attention:        Parker H. Petit
                  Chairman of the Board, President and Chief Executive Officer

Ladies and Gentlemen:

         We have served as counsel to Matria Healthcare, Inc. (the "Company") in connection with the filing by the Company of a registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission"), relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 27,383 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), along with associated Common Stock purchase rights, reserved for issuance under the MarketRing.com, Inc. 1999 Stock Option and Stock Appreciation Rights Plan (the "Plan"). The Company assumed the Plan and outstanding stock options thereunder pursuant to that certain Agreement and Plan of Merger by and among the Company, MRDC Acquisition Corp., and MarketRing.com, Inc. dated the 30th day of May, 2002. All references in the Plan to MarketRing.com, Inc. shall be deemed to be references to the Company.

         As counsel for the Company, we have examined certain books and records of the Company and have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies, and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

         As to questions of fact material to this opinion, we have relied solely upon certificates and statements of officers of the Company and certain public officials. We have assumed and relied upon the accuracy and completeness of such certificates and statements, the factual matters set forth therein, and the genuineness of all signatures thereon, and nothing has come to our attention leading us to question the accuracy of the matters set forth therein. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.


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         Based upon and subject to the foregoing, we are of the opinion that the Shares reserved for issuance in accordance with the Plan have been duly authorized and will, when and to the extent certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in connection with the exercise of options granted in accordance with the Plan and the respective agreements thereunder, be validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

         This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plan and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

         We hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.

                            Very truly yours,

                            /s/ Troutman Sanders LLP


                            TROUTMAN SANDERS LLP